Exhibit 4.5

SECOND AMENDMENT

TO THE SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made as of February 2, 2015, by and among M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), and the Persons listed as set forth on the signature pages hereto, each of which is an Investor under that certain Second Amended and Restated Investor Rights Agreement, dated as of February 28, 2012 (as amended, the “Agreement”), for the purpose of making certain amendments to the Agreement. Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

PRELIMINARY STATEMENTS

Pursuant to Section 3.04 of the Agreement, the Agreement may be amended by the written agreement of the Company, the Majority Class B Investors and the Majority Continuing Investors. The Company and the undersigned Investors constituting the Majority Class B Investors and the Majority Continuing Investors desire to make the amendment to the Agreement set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration for the mutual promises provided herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1. Exception to Piggyback Registration Rights.

Section 2.02(a) of the Agreement is hereby amended by inserting the following sentence at the end of the paragraph in Section 2.02(a):

“Notwithstanding the foregoing, the notice provisions of this Section 2.02(a) shall not apply to any Piggyback Registration relating to the registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission prior to February 28, 2015 (the “Shelf Registration Statement”) and any public offering of Registrable Securities which are offered for sale under the Shelf Registration Statement (collectively, the “Registration”). For avoidance of doubt, the Investors (other than the Summit Investors (excluding Mainsail Partners II, L.P.) and any GaAs Labs Investor) shall not have any registration rights under Article II of the Agreement with respect to their respective Registrable Securities in connection with the Registration.”

2. Full Force and Effect

Except as otherwise amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and any conflict between the terms of the Agreement and this Amendment shall be construed in favor of this Amendment.

3. Headings

The headings of this Amendment are for convenience only and do not constitute a part of this Amendment.

4. Counterparts

This Amendment may be executed in any number of counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5. Telecopy Execution and Delivery

A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

6. Governing Law

This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Second Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY:

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ Clay Simpson
Name: Clay Simpson
Title: General Counsel and Secretary

INVESTORS:

GAAS LABS, LLC

By:	/s/ John L. Ocampo
Name: John L. Ocampo
Title: President

OCAMPO FAMILY TRUST—2001

By:	/s/ John L. Ocampo
Name: John L. Ocampo
Title: Trustee

/s/ John L. Ocampo
John L. Ocampo, Co-Trustee of the 2007 Trust Agreement for Bobby J. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo, Co-Trustee of the 2007 Trust Agreement for Bobby J. Ocampo

/s/ John L. Ocampo
John L. Ocampo, Co-Trustee of the 2007 Trust Agreement for Ashley T. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo, Co-Trustee of the 2007 Trust Agreement for Ashley T. Ocampo

/s/ John L. Ocampo
John L. Ocampo, Co-Trustee of the 2007 Trust Agreement for Joshua F. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo, Co-Trustee of the 2007 Trust Agreement for Joshua F. Ocampo

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ Peter Chung
Name:	Peter Chung
Title:	Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ Peter Chung
Name:	Peter Chung
Title:	Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Peter Chung
Name:	Peter Chung
Title:	Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Peter Chung
Name:	Peter Chung
Title:	Member

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT